UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 22, 2007

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 8 are not applicable and therefore omitted.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER A OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On October 22, 2007, Urologix, Inc. (the “Company”) entered into a Tenth Amendment to Lease with Parkers Lake I Realty LLC (the “Amendment”), a copy of which is attached hereto as Exhibit 10.1. Pursuant to the Amendment, the term of the lease for the Company’s facility in Plymouth, Minnesota was extended to March 31, 2011, with one option to renew for an additional three years, and the rentable square feet was reduced from approximately 37,000 square feet to approximately 26,000 square feet. The square footage that was surrendered pursuant to the Amendment was subject to a sublease to a third party. That sublease was terminated in connection with the Company’s execution of the Amendment. In addition to real estate taxes and operating expenses, the annual rental amounts under the Amendment for the 12-month periods November 1 to October 31 of each year, beginning November 1, 2007, range from $224,743 to $238,430, with monthly rental for the final five months of the lease of $20,465.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Tenth Amendment to Lease dated October 22, 2007 between Urologix, Inc. and Parkers Lake I Realty LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

	By:	/s/ Fred B. Parks
Fred B. Parks
Chief Executive Officer
Date: October 24, 2007